As filed with the U.S. Securities and Exchange Commission on January 21, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hepion Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Delaware	2834	46-2783806
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Clementi Associates

919 Conestoga Road

Building 3, Suite 115

Rosemont, PA 19010

(973) 214-3273

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Brancaccio

Interim Chief Executive Officer

Hepion Pharmaceuticals, Inc.

c/o Clementi Associates

919 Conestoga Road

Building 3, Suite 115

Rosemont, PA 19010

(973) 214-3273

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq. Seth A. Lemings, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Tel: (212) 653-8700 Fax: (212) 653-8701	Ron Ben-Bassat, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Phone: (212) 660-5003

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-284052

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Hepion Pharmaceuticals, Inc. (the “Registrant”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to register (i) $1,000,000 in additional shares of common stock, $0.0001 par value per share (“Common Stock”) or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof, (ii) $1,000,000 in additional Series A common stock purchase warrants (the “Series A Warrants”) to purchase shares of Common Stock, (iii) $1,000,000 in additional Series B common stock purchase warrants (the “Series B Warrants” and together with the Series A Warrants, the “Common Warrants”) to purchase shares of Common Stock, (iv) $1,000,000 in additional shares of Common Stock issuable upon exercise of the Series A Warrants, (v) $1,000,000 in additional shares of Common Stock issuable upon exercise of the Series B Warrants, and (vi) up to $1,000,000 in additional shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, if any.

The contents of the Registration Statement on Form S-1 (Registration No. 333-284052), as amended, including the exhibits and powers of attorney included therein (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 21, 2025, are incorporated by reference in this Registration Statement. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of Grassi & Co., CPAs, P.C., Independent Registered Public Accounting Firm
23.2	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm
23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to the initial filing of the Prior Registration Statement)
107	Fee Filing Table

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Rosemont, State of Pennsylvania, on the 21st day of January 2025.

Hepion Pharmaceuticals, Inc.

By:	/s/ John Brancaccio
Name:	John Brancaccio
Title:	Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ John Brancaccio	Interim Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board	January 21, 2025
John Brancaccio	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Director	January 21, 2025
Timothy Block

*	Director	January 21, 2025
Kaouthar Lbiati

*	Director	January 21, 2025
Michael Purcell

*By:	/s/ John Brancaccio
John Brancaccio
Attorney-in-Fact
January 21, 2025

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